UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 30, 2004
(Date of earliest event reported)

COMMERCIAL CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50126 (Commission File Number)	33-0865080 (IRS Employer Identification No.)

8105 Irvine Center Drive, 15th Floor, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)  (949) 585-7500

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Item 8.01  Other Events.

On September 30, 2004, Commercial Capital Bancorp, Inc. (the “Company”), (NASDAQ: “CCBI”), announced by press release that it will release its earnings for the third quarter ending September 30, 2004, before the market opens on Monday, October 25, 2004. At 7:00 a.m. PDT the same day, Stephen H. Gordon, Chairman and CEO, David S. DePillo, Vice Chairman, President and COO, and Christopher G. Hagerty, EVP and CFO, will host a discussion of the Company’s third quarter 2004 performance.

The press release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	The following exhibit is included with this report:

Exhibit 99.1 Press release dated September 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMERCIAL CAPITAL BANCORP, INC.
By:	/s/ Stephen H. Gordon

Stephen H. Gordon Chairman of the Board and Chief Executive Officer

Date: September 30, 2004